Exhibit 10.17

AGREEMENT TO TERMINATE CONSULTING SERVICES AGREEMENT

THIS AGREEMENT TO TERMINATE CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of September 27, 2011, by and among Qiyang County Xiangmei Food Technical Research and Development Co., Ltd., a foreign investment enterprise incorporated under the laws of the  People’s Republic of China (“PRC”) (“WFOE”); Hunan Xiangmei Food Co., Ltd ., a limited liability company organized under the laws of the PRC (“Hunan Xiangmei”) (WFOE and Hunan Xiangmei collectively referred to as the “Parties”)

WHEREAS, WFOE entered into a Consulting Services Agreement dated as of December 23, 2010 (the “Consulting Agreement”) with Hunan Xiangmei and Shareholders;

WHEREAS, WFOE desires to terminate the Consulting Agreement, and Hunan Xiangmei desire to accept such termination, whereby WFOE and Hunan Xiangmei as of the date hereof, have entered into an agreement to terminate the Consulting Agreement (the “Termination Agreement”);

WHEREAS, Section 7 of the Consulting Agreement provides that WFOE may terminate Consulting Agreement with or without notice to Hunan Xiangmei;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the Parties agree as follows:

A.           TERMINATION OF THE CONSULTING AGREEMENT.

(1)     WFOE hereby terminates the Consulting Agreement, and Hunan Xiangmei and Shareholders hereby accept such termination (collectively the “Termination”).

(2)           In accordance with Section 7 of the Consulting Agreement, this Agreement shall constitute written notice of the Termination.

(3)      The Termination shall become effective upon the receipt by Hunan Xiangmei.

B.           GENERAL PROVISIONS.

(1)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth in Consulting Agreement (or at such other address for a party as shall be specified by like notice):

C.           GOVERNING LAW.  This Agreement shall be governed and construed under the laws of the People’s Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of page left blank intentionally.]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

WFOE:

Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

By: /s/ ZHOU, Taiping
Name: ZHOU, Taiping
Title:   Executive Director

Hunan Xiangmei:

Hunan Xiangmei Food Co, Ltd.

By: /s/ ZHOU, Taiping
Name: ZHOU, Taiping
Title:   Executive Director